Exhibit 4.4

SECURITY FEDERAL CORPORATION

TO

WILMINGTON TRUST COMPANY

as Trustee

Indenture

Dated as of December 1, 2009

8.0% Convertible Senior Debentures due 2029

Certain Sections of this Indenture relating to
Sections 310 through 318 of the
Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section

§ 310 (a) (1)	609
(a) (2)	609
(a) (3)	Not Applicable
(a) (4)	Not Applicable
(a) (5)	609
(b)	608; 610
§ 311 (a)	613
(b)	613
§ 312 (a)	701; 702 (a)
(b)	702 (b)
(c)	702 (c)
§ 313 (a)	703 (a)
(a) (4)	101; 703
(b)	703 (a)
(c)	703 (a)
(d)	703 (b)
§ 314 (a)	704
(b)	Not Applicable
(c) (1)	102
(c) (2)	102
(c) (3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316 (a)	101
(a) (1) (A)	502; 512
(a) (1) (B)	513
(a) (2)	Not Applicable
(b)	508
(c)	104 (c)
§ 317 (a) (1)	503
(a) (2)	504
(b)	1003
§ 318 (a)	107

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

TABLE OF CONTENTS

Page
Recitals of the Company	1

ARTICLE ONE
Definitions and Other Provisions
of General Application

SECTION 101. Definitions
“Act”	2
“Affiliate”	2
“Authenticating Agent”	2
“Bank”	2
“Bankruptcy Law”	2
“Board of Directors”	2
“Board Resolution”	2
“Business Day”	2
“Capital Stock”	2
“Closing Price”	2
“Commission”	2
“Common Stock”	2
“Company”	3
“Company Request” or “Company Order”	3
“Continuing Director”	3
“Conversion Agent”	3
“Conversion Price”	3
“Corporate Trust Office”	3
“Corporation”	3
“Date of Issue”	3
“Default”	3
“Defaulted Interest”	3
“Disinterested Director”	3
“Event of Default”	3
“Exchange Act”	3
“Expiration Time”	3
“FDIC”	3
“FRB”	4
“Fundamental Change”	4
“Fundamental Change Company Notice”	4
“Fundamental Change Repurchase Date”	4
“Fundamental Change Repurchase Notice”	4
“Fundamental Change Repurchase Price”	4
“Holder"	4
“Indebtedness”	5
“indebtedness for money borrowed”	5
“Indenture”	5
“Insured Depositary Institution”	5
“Interest Payment Date”	5

“Junior Securities”	5
“Major Depository Institution Subsidiary”	5
“Maturity”	5
“OTS”	6
“Officers' Certificate”	6
“Opinion of Counsel”	6
“Outstanding”	6
“Paying Agent”	6
“Person”	6
“Place of Payment”	6
“Predecessor Security”	7
“Publicly Traded Securities”	7
“Purchased Shares”	7
“Redemption Date”	7
“Redemption Price”	7
“Regular Record Date”	7
“Regulatory Capital”	7
“Regulatory Capital Requirement”	7
“Responsible Officer”	7
“Security”	7
“Security Register” and “Security Registrar”	8
“Special Record Date”	8
“Stated Maturity”	8
“Subsidiary”	8
“Trading Day”	8
“Trustee”	8
“Trust Indenture Act”	8
“Vice President”	8
“Wholly Owned Subsidiary”	8
SECTION 102. Compliance Certificates and Opinions	8
SECTION 103. Form of Documents Delivered to Trustee	9
SECTION 104. Acts of Holders; Record Dates	9
SECTION 105. Notices, Etc., to Trustee and Company	10
SECTION 106. Notice to Holders; Waiver	10
SECTION 107. Conflict with Trust Indenture Act	11
SECTION 108. Effect of Headings and Table of Contents	11
SECTION 109. Successors and Assigns	11
SECTION 110. Separability Clause	11
SECTION 111. Benefits of Indenture	11
SECTION 112. Governing Law	11
SECTION 113. Legal Holidays	11
SECTION 114. Calculations in Respect of Securities	12

ARTICLE TWO
Security Forms

SECTION 201. Forms Generally	12
SECTION 202. Form of Face of Security	12
SECTION 203. Form of Reverse of Security	14

SECTION 204. Form of Trustee's Certificate of Authentication	17
SECTION 205. Form of Conversion Notice	18
SECTION 206. Form of Fundamental Change Repurchase Notice	19
SECTION 207. Form of Assignment and Transfer	20

ARTICLE THREE
The Securities

ARTICLE FOUR
Satisfaction and Discharge

ARTICLE FIVE
Remedies

ARTICLE SIX
The Trustee

ARTICLE SEVEN
Holders’ Lists and Reports
By Trustee and Company

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders	42
SECTION 702. Preservation of Information; Communications to Holders	42
SECTION 703. Reports by Trustee	42
SECTION 704. Reports by Company	42

ARTICLE EIGHT
Consolidation, Merger, Conveyance,
Transfer or Lease

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms	43
SECTION 802. Successor Substituted	43

ARTICLE NINE
Supplemental Indentures

v

ARTICLE TEN
Covenants

SECTION 1001. Payment of Principal, Premium and Interest	46
SECTION 1002. Maintenance of Office or Agency	46
SECTION 1003. Money for Security to Be Held in Trust	46
SECTION 1004. Payment of Taxes and Other Claims	47
SECTION 1005. Maintenance of Properties	48
SECTION 1006. Corporate Existence of the Company and Subsidiaries	48
SECTION 1007. Insurance	48
SECTION 1008. Limitations on Dividends, Redemptions, Etc.	49
SECTION 1009. Restrictions on Issuance and Sale of Capital Stock or Dispositions of the Bank	49
SECTION 1010. Limitations on Transactions with Affiliates	49
SECTION 1011. Books and Records	50
SECTION 1012. Statement as to Compliance	50
SECTION 1013. Limitation on Indebtedness Senior to Securities	50
SECTION 1014. Notice of Events of Default or Defaults	50
SECTION 1015. Limitation on Liens on Bank	50
SECTION 1016. Compliance with Requirements of Article Fourteen	51
SECTION 1017. Waiver of Certain Covenants	51

ARTICLE ELEVEN
Redemption of Securities

SECTION 1101. Right of Redemption	51
SECTION 1102. Applicability of Article	51
SECTION 1103. Election to Redeem; Notice to Trustee.	51
SECTION 1104. Selection by Trustee of Securities to Be Redeemed	51
SECTION 1105. Notice of Redemption	52
SECTION 1106. Deposit of Redemption Price	52
SECTION 1107. Securities Payable on Redemption Date	53
SECTION 1108. Securities Redeemed in Part	53

ARTICLE TWELVE
Defeasance

SECTION 1201. Defeasance Upon Deposit of Monies or U.S. Government Obligations	53
SECTION 1202. Deposited Monies and U.S. Government Obligations to be Held in Trust	55
SECTION 1203. Repayment to Company	55
SECTION 1204. Inability of Trustee or Paying Agent to Apply Money	55

ARTICLE THIRTEEN
Conversion of Securities

SECTION 1301. Conversion Privilege and Conversion Price	56
SECTION 1302. Exercise of Conversion Privilege	56

SECTION 1303. Fractions of Shares	57
SECTION 1304. Adjustment of Conversion Price	57
SECTION 1305. Notice of Adjustments of Conversion Price	61
SECTION 1306. Notice of Certain Corporate Action	61
SECTION 1307. Company to Reserve Common Stock	62
SECTION 1308. Taxes on Conversions	62
SECTION 1309. Covenant as to Common Stock	62
SECTION 1310. Cancellation of Converted Securities	62
SECTION 1311. Provisions in Case of Consolidation, Merger or Sale of Assets	62
SECTION 1312. Trustee’s Disclaimer	63

ARTICLE FOURTEEN
Fundamental Changes and Repurchases Thereupon

SECTION 1401. Repurchase at Option of Holders Upon a Fundamental Change	64
SECTION 1402. Effect of Fundamental Change Repurchase Price	66
SECTION 1403. Withdrawal of Fundamental Change Repurchase Notice	66
SECTION 1404. Deposit of Fundamental Change Repurchase Price	66
SECTION 1405. Securities Repurchased in Whole or in Part	67
SECTION 1406. Covenant to Comply With Securities Laws Upon Repurchase of Securities	67
SECTION 1407. Repayment to the Company	67

THIS INDENTURE, dated as of December 1, 2009, between SECURITY FEDERAL CORPORATION (the “Company”), a South Carolina corporation having its principal office at 238 Richland Avenue West, Aiken, South Carolina 29801, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, having its corporate trust office at 1100 North Market Street, Wilmington, Delaware 19890-1605 (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 8.0% Convertible Senior Debentures due 2029 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE
Definitions and Other Provisions
of General Application

SECTION 101.    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)
all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; and

(4)	the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” When used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

“Bank” means Security Federal Bank and any successor thereto.

“Bankruptcy Law” has the meaning specified in Section 501.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Closing Price” has the meaning specified in Section 1304(8).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture or any other shares of common stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

“Company Request” or “Company Order” means, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Continuing Director” means a director who either was a member of the Company’s Board of Directors on December 1, 2009 or who becomes a member of the Company’s Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company’s shareholders, is duly approved by a majority of the Continuing Directors on our Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company’s entire Board of Directors in which such individual is named as nominee for director.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Price” has the meaning specified in Section 1301.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business in Delaware shall be principally administered, which office at the date hereof is located at 1100 North Market Street, Wilmington, Delaware 19890-1605.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Date of Issue” as to any Security means the date upon which such Security as originally issued by the Company to the initial purchaser thereof shall be dated, which shall be the date upon which such Security was originally sold to such initial purchaser or designated by the Company Order requesting authentication and delivery thereof.

“Default” means any event that upon notice or the passage of time or both would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 308.

“Disinterested Director” of any Person means, with respect to any transaction or series of related transactions, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” has the meaning specified in Section 1304(6).

“FDIC” means the Federal Deposit Insurance Corporation or its successor.

“FRB” means the Board of Governors of the Federal Reserve System or its successor.

“Fundamental Change” means the occurrence of any of the following events at any time after the Securities are originally issued:

(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or its or their employee benefit plans becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(2)
consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock will be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries;  provided , however, that a transaction where the holders of more than 50% of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not constitute a Fundamental Change;

(3)	Continuing Directors cease to constitute at least a majority of the Company’s Board of Directors while the Company (or, if applicable; a successor person to us) are in existence,or

(4)	the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Fundamental Change as a result of clause (2) above shall not be deemed to have occurred if 90% of the consideration received or to be received by the holders of Common Stock, excluding cash payments for fractional shares and cash payments in respect of dissenters’ or appraisal rights, in the transaction or transactions otherwise constituting the Fundamental Change consists of Publicly Traded Securities and, as a result of such transaction or transactions, the Securities become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares and cash payments in respect of dissenters’ or appraisal rights.

“Fundamental Change Company Notice” has the meaning specified in Section 1401(3).

“Fundamental Change Repurchase Date” has the meaning specified in Section 1401(1).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 1401(2).

“Fundamental Change Repurchase Price” has the meaning specified in Section 1401(1).

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness does not rank pari passu with, the Securities or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or trade payable arising in the ordinary course of business (such accrued expenses or trade payables being pari passu in right of payment to the Securities), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared on a consolidated basis in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet), and shall also include, to the extent not otherwise included, the guaranty of items which would be included within this definition.

"Indebtedness for money borrowed," when used with respect to the Company, means any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Insured Depositary Institution” means  means a financial institution with deposits insured by, and under the supervision of, the Federal Deposit Insurance Corporation, or any successor agency, as defined in 12 U.S.C. §1813(c)(2) or a similar definition under any succeeding federal law hereinafter enacted.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Junior Securities” means (1) shares of Common Stock, (2) shares of any other class or classes of capital stock of the Company, (3) any other non-debt securities of the Company (whether or not such other securities are convertible into Junior Securities of the Company), or (4) unsecured debt securities of the Company (other than the Securities) as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such debt securities do not rank pari passu with, the Securities.

“Major Depository Institution Subsidiary” means a Subsidiary that is an Insured Depository Institution and that is or would be a direct or indirect major subsidiary (or other subsidiary deemed to be the equivalent of a major subsidiary) as such term is defined by the FRB from time to time; provided, however, that any Subsidiary that had consolidated quarterly average total assets that were less than 20% of the Company's consolidated quarterly average total assets for the most recently available quarter shall not be deemed to be a Major Depository Institution Subsidiary.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“OTS” means the Office of Thrift Supervision of the U.S. Department of Treasury or any successor federal agency.

“Officers' Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1012 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel delivered to the Trustee, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2)
Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made; and

(3)
Securities which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest or the Fundamental Change Repurchase Price on any Securities on behalf of the Company. Initially the Paying Agent shall be the Trustee.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities, the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Section 1002. Initially the Place of Payment will be the Corporate Trust Office.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Publicly Traded Securities” means shares of common equity that are traded or quoted on a U.S. national securities exchange or, with respect to a transaction described in the definition of “Fundamental Change”, that will be so traded or quoted when issued or exchanged in connection with such event.

“Purchased Shares” has the meaning specified in Section 1304(6).

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulatory Capital” means any form of capital to the extent that such capital may be used to satisfy an applicable Regulatory Capital Requirement, provided that, for purposes of this Indenture, the term Regulatory Capital shall not include any form of Indebtedness.

“Regulatory Capital Requirement” means, with respect to the Bank, the minimum amount of Regulatory Capital required to meet each of the capital requirements generally applicable to federal savings banks under the statutes, regulations and guidance administered, adopted or promulgated, as the case may be, by the FDIC or the OTS or any successor laws or regulations, or such higher amount as the Bank may be required to maintain in order to be considered in compliance with the then-applicable regulations pursuant to an individual order or directive issued by the FDIC, the OTS or any other federal or state financial regulatory agency having jurisdiction over the Bank or pursuant to any agreement or memorandum of understanding between the Bank and any such regulator and, with respect to any other Insured Depository Institution or holding company thereof, any similar requirement imposed by any federal or state regulator having jurisdiction over such entity.

“Responsible Officer” means any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Security” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 306.

“Special Record Date” for the payment of any Defaulted Interest (as defined in Section 308) means a date fixed by the Trustee pursuant to Section 308.

“Stated Maturity” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means a corporation or other entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock or equity interests" means stock which ordinarily has voting power for the election of directors (or equivalent persons), whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

“Trustee” means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

“Wholly Owned Subsidiary” means any Subsidiary all of whose outstanding Capital Stock (other than directors’ qualifying shares) shall at the time be owned by the Company and/or one or more of its Wholly Owned Subsidiaries.

SECTION 102.    Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture the Company shall furnish to the Trustee such certificates and opinions stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)
a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.    Acts of Holders; Record Dates.

(1)
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(2)
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(3)
The Company may, in the circumstances permitted by the Trust Indenture Act, by Board Resolution fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(4)	The ownership of Securities shall be proved by the Security Register.

(5)
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.    Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)
the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; or

(2)
the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.    Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of

Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.    Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.    Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.    Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.    Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.    Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

SECTION 113.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114.    Calculations in Respect of Securities.

Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities. The Company shall make all such calculations in good faith and, absent manifest error, its calculations shall be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, if different, and each of the Trustee and Conversion Agent is entitled to rely conclusively and exclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

ARTICLE TWO
Security Forms

SECTION 201.    Forms Generally.

The Securities, the conversion notice and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.    Form of Face of Security.

THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

SECURITY FEDERAL CORPORATION

8.0% Convertible Senior Debentures Due 2029

No. _____                                                                                           CUSIP NO. 813903 AA 9                                                                U.S. $____________

Security Federal Corporation, a corporation duly organized and validly existing under the laws of the State of South Carolina (herein called the “ Company ”), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to ______, or registered assigns, the principal sum of United States Dollars ($_________) on December 1, 2029. Payment of the principal of, and premium if any, and interest on this Security shall be made at the Place of Payment or at the option of the Company, by check mailed to the address of the Holder of this Security specified in the Security Register, or by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The issue date of this Security is December 1, 2009.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security into Common Stock of the Company and to require the Company to repurchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Security shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be construed in accordance with and governed by the laws of said State without regard to principles of conflicts of law.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated ________________________________________

            SECURITY FEDERAL CORPORATION

            By:  ______________________________________
            Authorized Signatory

        TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated ________________________________________

        WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee, certifies that this is one of the Securities described in the within-named Indenture.

        By: ______________________________________
                                               Authorized Signatory

SECTION 203.    Form of Reverse of Security.

SECURITY FEDERAL CORPORATION
8.0% Convertible Senior Debentures Due 2029

This Security is one of a duly authorized issue of securities of the Company, designated as its 8.0% Convertible Senior Debentures due 2029 (the “Securities”), all issued or to be issued under and pursuant to an Indenture dated as of December 1, 2009, ( the “Indenture”), between the Company and Wilmington Trust Company (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

Interest. The Securities will bear interest at a rate of 8.0% per year. The Company will pay interest semi-annually in arrears on June  1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be June 1, 2010.

Interest will be paid to the person in whose name a Security is registered at the close of business on the May 15 or November 15, as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Ranking. The Securities rank equally in right of payment with all the Company’s existing and future unsecured senior Indebtedness and are senior in right of payment to all of the Company’s existing and future subordinated Indebtedness, if any. The Securities are effectively subordinated to all debt and other liabilities, including deposits, trade payables and lease obligations, if any, of the Company’s subsidiaries.

Redemption at the Option of the Company. Subject to the terms and conditions of the Indenture, the Company may redeem all or a portion of the Securities at its option prior to maturity, at any time on or after December 1, 2019, at 100% of the principal amount plus accrued and unpaid interest, including Defaulted Interest, if any, to, but excluding, the Redemption Date, which amount will be paid in cash.  Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Securities or portions thereof called for redemption on the applicable Redemption Date.

Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Except as set forth in the next sentence, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase all or a portion (which is $1,000 or an integral multiple thereof) of the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at 101% of the principal amount plus accrued and unpaid interest, including Defaulted Interest, if any, to, but excluding, the Fundamental Change Repurchase Date, which amount will be paid in cash.

Withdrawal of Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Payment of Fundamental Change Repurchase Price. If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be repurchased on a Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, such Securities will cease to be outstanding and interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Security).

Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article Thirteen thereof), the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into cash and shares of Common Stock, if any, in each case at the Conversion Price. The initial Conversion Price is equal to $20.00 aggregate principal amount of Securities for each share of Common Stock, subject to adjustment in certain events described in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Defeasance Prior to Maturity.  The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Securities or (ii) certain covenants and Events of Default with respect to the Securities, subject to the terms and conditions of the Indenture.

Restrictive Covenants. The Indenture imposes certain limitations on the Company, including limitations on the Company’s ability to create or incur Indebtedness senior to the Securities or issue, transfer, sell or create a lien on the capital stock of the Bank and on the Company’s ability to engage in mergers or consolidations or the conveyance, transfer or lease of all or substantially all of its properties and assets. These limitations are subject to a number of important qualifications and exceptions and reference is made to the Indenture for a more complete description thereof.

If an Event of Default shall occur and be continuing, the principal plus interest, including Defaulted Interest, if any, through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a 66-2/3% in aggregate principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal amount, Redemption Price or Fundamental Change Repurchase Price hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount or Redemption Price or Fundamental Change Repurchase Price of, and interest, including Defaulted Interest, if any, on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City of Wilmington, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $5,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Note Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

A director, officer, employee or stockholder of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities

This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Each Holder of a Security covenants and agrees by his or her acceptance thereof to comply with and be bound by the foregoing provisions and by the terms of the Indenture.

This Security is unsecured by any collateral, including the assets of the Company or any of its Subsidiaries or other Affiliates.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204.    Form of Trustee’s Certificate of Authentication.

This is one of the Securities referred to in the within-mentioned Indenture.

Dated ___________________

                   ________________________________________
                     Not in its individual capacity, but solely as Trustee

                    By __________________________________________________________
                    Authorized Officer

SECTION 205.    Form of Conversion Notice.

To: Security Federal Corporation

The undersigned registered owner of this Security hereby exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that the check in payment of the cash deliverable upon such conversion for fractional shares, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid to the undersigned on account of interest accompanies this Security.

Principle amount to be converted
(in an integral multiple of $1,000, if less than all)
$____________

        Fill in for registration of shares (please print name and address):

Name

Street Address

City, State and Zip Code

Please insert Social Security or
Other Taxpayer Identification Number
______________________________

Dated ________________________________________	Signature(s) _____________________________________________
(must correspond with the name as writtenupon the face of the Security in everyparticular without alteration or enlargementor any change whatever)

Fill in for registration of shares of Common Stock and Securities if to be delivered other than to and in the name of the registered holder (please print name and address).

Name

(Address)	Signature Guarantee*

City, State and Zip Code
*Signature(s) must be guaranteed by aparticipant in a recognized SignatureGuarantee MedallionProgram (or rother signature guarantor acceptable to the Trustee).

SECTION 206.    Form of Fundamental Change Repurchase Notice.

To: Security Federal Corporation

    The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Security Federal Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, to the registered holder hereof.

Principal amount to be repaid
(in an integral multiple of $1,000, if less than all)

$____________

Please insert Social Security or
Other Taxpayer Identification Number
______________________________

Dated: __________________________	Signature(s): _____________________________________________
(must correspond with the name as writtenupon the face of the Security in everyparticular without alteration or enlargementor any change whatever)

Signature Guarantee* __________________________________________

*Signature(s) must be guaranteed by aparticipant in a recognized SignatureGuarantee MedallionProgram (or othersignature guarantor acceptable to the Trustee).

 Section 207.  Form of Assignment and Transfer

For value received the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Taxpayer Identification Number
________________________________

(NAME AND ADRESS OF ASSIGNEE, INCLUDING ZIP CODE, MUST BE PRINTED OR
TYPEWRITTEN)

the within Security, and hereby irrevocably constitutes and appoints to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________	Signature(s): ______________________________________________
(must correspond with the name as writtenupon the face of the Security in everyparticular without alteration or enlargementor any change whatever)

Signature Guarantee* _______________________________________
*Signature(s) must be guaranteed by aparticipant in a recognized SignatureGuarantee Medallion Program (or othersignature guarantor acceptable to the Trustee).

ARTICLE THREE
The Securities

SECTION 301.    Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $15,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 305, 306, 906, 1108 or 1302.

The Securities shall be known and designated as the “8.0% Convertible Senior Debentures due 2029” of the Company.  Their Stated Maturity shall be December 1, 2029, and they shall bear interest at the rate of 8.0% per annum, from the Date of Issue or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 1 and December 1, until the principal thereof is paid or made available for payment.

The principal of (and premium, if any) and interest on the Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose;

provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or upon application by a Holder to the Security Registrar not later than the relevant Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.

The Securities shall be redeemable as provided in Article Eleven and may be required to be repurchased by the Company under certain circumstances as provided in Article Fourteen.

The Securities shall be convertible as provided in Article Thirteen.

SECTION 302.    Ranking.

The Securities constitute a senior unsecured general obligation of the Company, ranking equally in right of payment all of the existing and future senior unsecured and unsubordinated Indebtedness of the Company and ranking senior in right of payment to any existing and future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness, including the Company’s Floating Rate Junior Subordinate Deferrable Interest Debentures Due 2036.

SECTION 303.    Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of $5,000 and $1,000 integral multiple increments thereof.

SECTION 304.    Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 305.    Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 306.    Registration; Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, and subject to the other provisions of this Section 306 and to Section 310, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 305, 906, or 1302 not involving any transfer.

Neither the Company nor the Security Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, (iii) exchange or register a transfer of any Security (a) that has been surrendered for conversion or (b) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.

SECTION 307.    Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver in exchange therefore a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308.    Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more

Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)
The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)
The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any

Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

SECTION 309.    Persons Deemed Owners.

Prior due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 310.    Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with its procedures (subject to the record retention requirements of the Exchange Act).

SECTION 311.    Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 312.    Authentication and Delivery of Original Issue.

Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Securities up to the aggregate principal amount of $15,000,000 may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon by authenticated and delivered by the Trustee upon Company Order, without any further action by the Company.

ARTICLE FOUR
Satisfaction and Discharge

SECTION 401.    Discharge of Indenture.

When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest, including Defaulted Interest, if any, due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Holders of Securities to receive payments of principal of and interest, including Defaulted Interest, if any, on, the Securities and the other rights, duties and obligations of Holders of Securities, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (upon which the Trustee shall be entitled to conclusively and exclusively rely) and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

SECTION 402.    Deposited Monies to be Held in Trust by Trustee.

Subject to Section 404, all monies deposited with the Trustee pursuant to Section 401 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, including Defaulted Interest, if any.

SECTION 403.    Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

SECTION 404.    Return of Unclaimed Monies.

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, including Defaulted Interest, if any, on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of or interest, including Defaulted Interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Securities shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 405.    Reinstatement.

If the Trustee or the paying agent is unable to apply any money in accordance with Section 402 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 402; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

ARTICLE FIVE
Remedies

SECTION 501.    Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)
the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case or proceeding under the Bankruptcy Law, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(2)
the commencement by the Company of a voluntary case or proceeding under the Bankruptcy Law, as now or hereafter constituted, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law; or

(3)
(i) the appointment by the FRB, the FDIC or the OTS (or other competent government agency having primary regulatory authority over any Major Depository Institution Subsidiary) under any applicable federal or state banking, insolvency or other similar law now or hereafter in effect of a receiver, conservator or other similar official for any Major Depository Institution Subsidiary or for all or substantially all of its assets or (ii) the entry of a decree or order in any case or proceeding under any applicable federal or state banking, insolvency or other similar law now or hereafter in effect adjudging any Major Depository Institution Subsidiary insolvent or bankrupt, or appointing any receiver, conservator or other similar official for any Major Depository Institution Subsidiary or for all or substantially all of its assets, or ordering the winding up or liquidation of its affairs; or

(4)
(i) the filing by any Major Depository Institution Subsidiary with the FRB, the FDIC or the OTS (or other competent government agency having primary regulatory authority over any Major Depository Institution Subsidiary) of a notice of voluntary liquidation or other similar action under any applicable federal or state banking, insolvency or other similar law now or hereafter in effect or (ii) the commencement by any Major Depository Institution Subsidiary of any case or proceeding under any applicable federal or state banking, insolvency or other similar law now or hereafter in effect to be adjudicated insolvent or bankrupt or seeking the appointment of a receiver, conservator or other similar official for any Major Depository Institution Subsidiary or for all or substantially all of its assets, or the consent by any Major Depository Institution Subsidiary to the entry of a decree or order in any case or proceeding under the federal or state banking, insolvency or other similar laws adjudging any Major Depository Institution Subsidiary insolvent or bankrupt, or appointing any receiver, conservator or other similar official for any Major Depository Institution Subsidiary or for all or substantially all of its assets, or ordering the winding up or liquidation of its affairs, or the taking of any corporate action by any Major Depository Institution Subsidiary in furtherance of such action; or

(5)	default in the payment of any interest upon any Security or any amount payable hereunder when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(6)
default in the payment of the principal of (or premium, if any, on) or Fundamental Change Repurchase Price on any Security when the same shall become due and payable, whether at the Stated Maturity thereof, by acceleration or otherwise; or

(7)
Subject to Section 602, default in the performance, or breach, of any material covenant or warranty of the Company contained in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(8)
a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or a Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a Subsidiary (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted (i) in a failure to pay an aggregate principal amount exceeding $5.0 million of such indebtedness when due or upon the expiration of any applicable grace period with respect thereto or (ii) in such indebtedness in an amount exceeding $5.0 million becoming or, with the giving of notice or lapse of time or both, being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; provided, however, that any such default shall not be deemed to have occurred if and so long as the Company shall contest the validity thereof in good faith by appropriate proceedings; or

(9)
the Bank shall at any time become subject to a statutory or regulatory prohibition against the payment of dividends or other capital distributions to the Company and such prohibition is not removed or otherwise made inapplicable within a period of 90 days from the date on which such prohibition first became applicable; or

(10)
the Bank shall fail to meet the criteria required for classification as an “adequately capitalized” Insured Depositary Institution within the meaning of 12 U.S.C. 1831o and any implementing regulations or any successor provisions and such failure is not cured within a period of 90 days from the date of such failure or, if such failure is the result of a change in statute or regulation, such failure is not cured within a period of 180 days from the date of such failure.

As used in this Section 501, the term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

SECTION 502.    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay

(a)	all overdue interest on all Securities;

(b)	the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities;

(c)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

(d)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2)	all Events of Defaults, other than the non-payment of the principal of the Securities which have become due solely by such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if any of the Events of Default specified in paragraphs (5) or (6) of Section 501 occurs, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 505.    Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.    Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:                   To the payment of all amounts due the Trustee under Section 607; and

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any), the Fundamental Change Repurchase Price, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

THIRD:  To the payment of the remainder, if any, to the Company or to such party as a court of competent jurisdiction shall direct.

SECTION 507.    Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)	such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)
the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)	such Holder or Holders have offered to the Trustee satisfactory Indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.	Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), the Fundamental Change Repurchase Price and (subject to Section 308) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), and to convert such Security in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.    Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1)	such direction shall not be in conflict with any rule of law or with the Indenture, and

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3)
the Trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the Holders of Securities not joining therein (but the Trustee shall have no obligation as to the determination of such undue prejudice).

SECTION 513.    Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder (including an Event of Default) and its consequences, except a default

(1)	in the payment of the principal of (or premium, if any) or the Fundamental Change Repurchase Price or interest on any Security, or

(2)	in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of Securities, by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Securities on or after the Stated Maturity (or, in the case of redemption, or on after the Redemption Date or in the case of repayment pursuant to Article Fourteen, on or after the Fundamental Change Repurchase Date).

SECTION 515.    Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
The Trustee

SECTION 601.    Certain Duties and Responsibilities.

(1)	Except during the continuance of an Event of Default,

(a)
the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)
in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(2)
In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(3)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a)	this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

(b)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)
the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(d)
no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(4)
Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and subject to Section 315 and 316 of the TIA.

SECTION 602.    Notice of Defaults.

Within 90 days after the occurrence of any event of default hereunder (or any event which is, or after notice or lapse of time or both would become, an Event of Default) the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and provided, further, that in the case of any event default of the character specified in Sections 501(7) no such notice to Holders of Securities shall be given until at least 60 days after the occurrence thereof.

SECTION 603.    Certain Rights of Trustee.

Subject to the provisions of Section 601 and TIA Section 315(a) through 315(d):

(1)
the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)
any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)
whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

(4)
before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)
the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)
prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require satisfactory indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand;

(7)
the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)	the Trustee shall not be liable for any action it takes or omits to take in good faith which action or omission it believes to be authorized or within its rights or powers;

(9)	the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(10)
the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company;

(11)
the permissive rights of the Trustee to do things enumerated in this Indenture shall not be  construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default; and

(12)
except for an Event of Default under Section 501(5) or (6) hereof, or a Default which a Responsible Officer of the Trustee has "actual knowledge", the Trustee shall not be deemed to have notice of or knowledge of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto;

(13)
in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(14)
the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(15)
the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 604.   Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.    May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606.    Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Company.

SECTION 607.    Compensation and Reimbursement.

The Company agrees:

(1)
to pay to the Trustee from time to time reasonable compensation (it being understood and agreed that the fees set forth in the Trustee’s fee agreement or fee schedule are deemed reasonable) for all services rendered by it hereunder, including extraordinary services rendered in connection with or during the continuation of a default hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)
except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its gross negligence or bad faith; and (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its gross negligence or bad faith; and

(3)
to indemnify the Trustee and each of its respective directors, officers, agents and employees for, and to hold each of them harmless against, any loss, liability or expense, arising out of or in connection with the acceptance or administration of the trust or trusts or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its own gross negligence or bad faith.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest (including Defaulted Interest, if any) on the Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default described in Section 501(5) and (6), such expenses (including the fees and expense of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture or the resignation or removal of the Trustee.

SECTION 608.    Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000 or is a subsidiary of a corporation that shall be a Person that has a combined capital and surplus of at least $50,000,000 and that unconditionally guarantees the obligations of the Trustee hereunder. If such Trustee or Person publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Trustee or Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.    Resignation and Removal; Appointment of Successor.

(1)
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirement of Section 609.

(2)
The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may (at the sole cost and expense of the Company) petition any court of competent jurisdiction for the appointment of a successor Trustee.

(3)	The Trustee may be removed at any time with respect to the Securities by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and to the Company.

(4)	If at any time:

(a)
the Trustee shall fail to comply with the provisions of Section 613 or TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(b)
the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(c)
the Trustee shall become incapable of acting or shall be adjudged a  bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to the Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Securities and the appointment of a successor Trustee or Trustees.

(5)
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by the Holders of a majority in principal amount of the outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(6)
The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee in the manner provided for notices to the Holders of Securities in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.    Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.    Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.    Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Whenever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such references shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders in the manner provided in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

Dated:  _________________,
_______________________________________
Not in its individual capacity , but solely as Trustee

By ___________________________________
As Authenticating Agent

By ___________________________________
Authorized Officer

ARTICLE SEVEN
Holders’ Lists and Reports by Trustee and Company

SECTION 701.    Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(1)
semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(2)
at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.    Preservation of Information; Communication to Holders.

(1)
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(2)
The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(3)
Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.    Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

SECTION 704.    Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.    Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)
in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1311;

(2)	immediately after giving effect to such transaction, no Default or Event of Default, shall have happened and be continuing;

(3)
immediately after giving effect to such transaction, each Insured Depository Institution controlled by the entity which is formed by such consolidation, share exchange or business combination or with which the Company is merged, or by the Person which acquired by conveyance or transfer all or substantially all of the properties and assets of the Company, shall be in compliance with all applicable minimum Regulatory Capital Requirements; and

(4)
the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.    Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE
Supplemental Indentures

SECTION 901.    Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)
to cure any ambiguity or correct any omission, defect or inconsistency contained herein, so long as such action will not materially and adversely affect the interest of the Holders; provided that any such amendment made solely to conform the provisions of the Indenture to the description thereof contained in the Prospectus shall be deemed not to adversely affect the interests of the Holders of the Securities;

(2)	to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company contained herein;

(3)	to add guarantees with respect to the Securities;

(4)	to secure the Securities;

(5)	to add to the covenants of the Company for the benefit of the Holders of the Securities, or to surrender any right or power herein conferred upon the Company;

(6)
to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which does not materially and adversely affect the rights of any Holder of the Securities; and

(7)
to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

SECTION 902.     Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)	reduce the principal amount of Outstanding Securities whose Holders are required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder their consequences provided for in this Indenture or a supplemental indenture or an amendment to the Indenture;
(2)	reduce the rate or extend the time of payment of any interest, including any Defaulted Interest, on any Security;

(3)	reduce the principal of, or extend the Stated Maturity of, any Security;

(4)	make any change that impairs or adversely affects the conversion rights or Conversion Price of any Security;

(5)
reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)	make any Security payable in currency other than that stated in such Security;

(7)	change the ranking of the Securities in any manner that adversely affects the rights of Holders of Securities under the Indenture;

(8)
impair the right of a Holder to receive payment of principal and interest, including any Defaulted Interest, on such Holder’s Securities, or alter the due date therefore or to institute a suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(9)	modify any of the provisions of Section 902(1) through (8).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.    Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.    Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental Indenture pursuant to this Article may bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and upon Company Order authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907.    Notice to Holders of Supplemental Indentures.

The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Holder, at the address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

ARTICLE TEN
Covenants

SECTION 1001.    Payment of Principal, Premium and Interest.

The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.    Maintenance of Office or Agency.

The Company will maintain an office or agency in a Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 1003.    Money for Security to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Paying Agent will promptly notify the Trustee of any default by the Company in the making of any such payment.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)
hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)	give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium, if any) or interest; and

(3)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paging Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

To the fullest extent permitted by applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security or the Fundamental Change Repurchase Price and remaining unclaimed for more than two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004.  Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or any such tax assessment, charge or claim if not disadvantageous in any material respect to the Holders of Securities.

SECTION 1005.    Maintenance of Properties.

The Company will:  (a) cause all its properties used or useful in the conduct of its business and that of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of the Company or a Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders; and (b) take all appropriate steps to maintain the licenses and permits used in the conduct of the business of the Company and its Subsidiaries; provided, however, that nothing in this subsection shall prevent the Company or a Subsidiary from selling, abandoning or otherwise disposing of any such license or permit if such sale, abandonment or disposition is, in the judgment of the Company or a Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders of the Securities.

SECTION 1006.    Corporate Existence of the Company and Subsidiaries.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

The Company shall preserve and keep in full force and effect the Bank's status as a Wholly Owned Subsidiary and an Insured Depositary Institution and do all things necessary to ensure that the deposit accounts of the Bank are insured by the FDIC or any successor organization up to the maximum amount permitted by the Federal Deposit Insurance Act and regulations thereunder or by any succeeding federal law hereafter enacted.

SECTION 1007.    Insurance.

Subject to the right to sell, abandon or otherwise dispose of any building or property whenever in the opinion of the Company the retention thereof is inadvisable or not necessary to the business of the Company and its Subsidiaries, the Company will at all times maintain and cause each of its Subsidiaries to maintain insurance (either in the name of the Company or in the name of its Subsidiary) on all of its or its Subsidiary's properties against loss or damage from hazards and risks to the person, rights and property of others, to the extent that such insurance is usually carried by corporations similarly situated and engaged in a like business; provided, however, that nothing in this Section shall prevent the Company or any subsidiary from maintaining any self-insurance program covering minor risks conforming to the practices of similar corporations maintaining self-insurance if adequate reserves are maintained in connection with such program and if not disadvantageous in any material respect to the Holders.

SECTION 1008.    Limitations on Dividends, Redemptions, Etc.

The Company will not (1) declare or pay any dividend or make any other distribution on any Junior Securities of the Company, except dividends or distributions payable in Junior Securities of the Company, or (2) purchase, redeem or otherwise acquire or retire for value any Junior Securities of the Company, except Junior Securities acquired upon conversion thereof into other Junior Securities of the Company, or (3) permit a Subsidiary to purchase, redeem or otherwise acquire or retire for value any Junior Securities of the Company, if, upon giving effect to such dividend, distribution, purchase, redemption or other acquisition, a default in the payment of any interest upon any Security when it becomes due and payable or a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity shall have occurred and be continuing.

SECTION 1009.    Restrictions on Issuance and Sale of Capital Stock or Dispositions of the Bank.

The Company shall not sell, transfer or otherwise dispose of any shares of the Capital Stock of the Bank or permit the Bank to issue, sell or otherwise dispose of shares of its Capital Stock unless, in either case, the Bank remains a Wholly Owned Subsidiary.  The Company shall not permit the Bank to merge or consolidate with any other Person (other than the Company), unless the surviving entity is the Bank or a Wholly Owned Subsidiary, or permit the Bank to convey or transfer its properties and assets substantially as an entirety to any Person, except to the Company or a Wholly Owned Subsidiary.  The Bank shall not issue any Capital Stock of the Bank, preferred or otherwise, which has priority or preference senior to any Capital Stock of the Bank owned directly or indirectly by the Company.

SECTION 1010.    Limitations on Transactions with Affiliates

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or any Wholly Owned Subsidiary) unless:  (i) such transaction or series of related transactions is in writing on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's-length dealing with a person that is not such an Affiliate or, in the absence of comparable transactions, on terms that in good faith would be offered to a person that is not an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1,500,000 or more, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company and (iii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $2,500,000 or more or, in the event no members of the Board of Directors of the Company are Disinterested Directors with respect to any transaction or series of transactions included in clause (ii) above, (x) in the case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market sale or rental value of such real property as determined in a written opinion by a certified expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required, and (y) in all other cases, the Company delivers to the Trustee a written opinion of a certified expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Company or such Subsidiary from a financial point of view.  The limitation set forth in this paragraph shall not apply to (i) transactions entered into pursuant to any agreement already in effect on the date of this Indenture, (ii) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Company or any of its Subsidiaries provided that such loan is made on terms and conditions consistent with the practices of the Bank as of the date of the Indenture or (iii) any indemnification provisions in the Company's Articles of Incorporation or Bylaws as of the date of the Indenture.

SECTION 1011.    Books and Records.

The Company shall, and shall cause each Subsidiary to, at all times keep proper books of record and account in which proper entries shall be made in accordance with generally accepted accounting principles and, to the extent applicable, regulatory accounting principles.

SECTION 1012.    Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signor thereof, that:

(1)	a review of the activities of the Company during such year and of performance under this Indenture has been made under his or her supervision; and

(2)
to the best of his or her knowledge, based on such review, the Company has fulfilled all the conditions and covenants set forth in Article Ten and any other obligation specifically imposed upon it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition, covenant or obligation, the Company shall deliver to the Trustee as soon as possible, and in any event within five days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying each such default known to him or her and the nature and status thereof and what action the Company is taking or proposes to take with respect thereto.

SECTION 1013.    Limitation on Indebtedness Senior to the Securities.

Notwithstanding any other provision in this Indenture, the Company shall not incur any Indebtedness which would be senior in right of payment to the Securities; provided, however, the limitation set forth in this Section 1013 shall not affect the Company's ability to incur additional Indebtedness or Indebtedness which is collateralized.

SECTION 1014.    Notice of a Fundamental Change, Events of Default or Default.

The Company agrees to give the Trustee prompt written notice of any Fundamental Change, Event of Default or Default of which the Company has actual knowledge.

SECTION 1015.    Limitation on Liens on Bank.

The Company shall not create, assume, incur or suffer to exist any mortgage, pledge, incumbrance, lien or charge of any kind upon the Capital Stock of the Bank, including its security or collateral for indebtedness or borrowed money or otherwise.

SECTION 1016.    Compliance with Requirements of Article Fourteen.

The Company shall comply with the obligations imposed on it under Article Fourteen of this Indenture.

SECTION 1017.   Waiver of Certain Covenants.

The Company may except as otherwise required by law omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 to 1015, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN
Redemption of Securities

SECTION 1101.    Right of Redemption.

Provided that at the time of first giving of notice of redemption the Company is not in default in the payment of any Indebtedness and that at such time the making of such redemption would not result in a default in any covenant contained in any indenture or other instrument pursuant to which Indebtedness is outstanding, the Company may, at its option, redeem all or from time to time any part of the Securities on any date prior to maturity but not before December 1, 2019 at 100% of the principal to be redeemed plus, any interest accrued on the Securities so redeemed to the Redemption Date, exclusive of installments of interest whose Stated Maturity is on or prior to the Redemption Date, payment of which shall have been made or duly provided for to the registered Holders of Securities on relevant Record Dates in accordance with Section 308.

SECTION 1102.    Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.    Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution delivered to the Trustee.  In case of any redemption at the election of the Company of less than all of the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104.    Selection by Trustee of Securities to be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of a denomination larger than $1,000.  The portions of the principal of Securities so selected for partial redemption shall be equal to $1,000 or the smallest authorized denomination of the Securities, whichever is greater, or a multiple thereof.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

SECTION 1105.    Notice of Redemption.

Notice of redemption shall be given by the Company by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his or her address appearing in the Security Register.

All notices of redemption shall state:

(1)	the Redemption Date,

(2)	the Redemption Price,

(3)	if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed,

(4)	that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest thereon shall cease to accrue from and after said date, and

(5)	the place where such Securities are to be surrendered for payment of the Redemption Price, which shall be an office or agency of the Company in each Place of Payment.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.    Deposit of Redemption Price.

On or prior to 10:00 a.m. at the Place of Payment on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date

SECTION 1107.    Securities Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest), such Securities shall cease to bear interest.  Upon surrender of such Securities for redemption in accordance with said notice, such Securities shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date.  Installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Record Dates according to their terms and the provisions of Section 308.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108.    Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing) and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE
Defeasance

SECTION 1201.    Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 1006, 1008, 1009, 1010, 1012, and 1015 with respect to the Securities at any time after the applicable conditions set forth below have been satisfied:

(1)
the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee, as trust funds and/or obligations in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (upon which the Trustee may conclusively and exclusively rely), to pay and discharge the principal of (and premium, if any), and interest on, the outstanding Securities on the dates such installments of interest or principal and premiums are due;

(2)
such deposit shall not cause the Trustee with respect to the Securities to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to the Securities;

(3)
the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit will not result in an Event of Default under Section 501 or an event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 501.

(4)
the Company shall have delivered to the Trustee an Officer's Certificate to the effect that no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit and no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing on the 91st day after such date of deposit; and that such deposit shall not result in a breach or violation of or constitute a default under any other agreement or instrument, material to the Company, to which the Company is a party or by which it is bound.

(5)
the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that all conditions precedent herein provided for relating to the defeasance contemplated in this Section 1201 have been complied with and an Opinion of Counsel (or, in lieu of such Opinion of Counsel, the Company has received from, or there has been published by, the Internal Revenue Service a ruling) to the effect that the Holders of the Securities or Security Owners will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or Discharge; and

(6)
if the Securities are to be redeemed, either notice of such redemption shall have been given or the Company shall have given the Trustee irrevocable direction to give notice of such redemption in the name and at the expense of the Company, pursuant to Article Eleven.

"Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A)  the rights of Holders of Securities to receive, from the trust fund described in Section 1201(a) above, payment of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to the Securities under Sections [304, 305, 306, 1002, and 1202] and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

"U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

SECTION 1202.    Deposited Moneys and U.S. Government Obligations to Be Held in Trust.

All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 1201 in respect of Securities shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

SECTION 1203.    Repayment to Company.

The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or U.S. Government Obligations held by them at any time that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are not required for the payment of the principal of (and premium, if any) and interest on the Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 1201.

The provisions of the last paragraph of Section 1003 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of the Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 1201.

SECTION 1204.    Inability of Trustee or Paying Agent to Apply Money.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 1201 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1201 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 1201.

ARTICLE THIRTEEN
Conversion of Securities

SECTION 1301.    Conversion Privilege and Conversion Price.

Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on one Business Day prior to December 1, 2029. In case a Security or portion thereof is called for redemption at the election of the Company, such conversion right in respect of the Security or portion so called shall expire at the close of business one business day prior to the Redemption Date unless the Company defaults in making the payment due upon redemption.

The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $20.00 per share of Common Stock. The Conversion Price shall be adjusted by the Company in certain instances as provided in this Article Thirteen (with written notice thereof provided by the Company to the Trustee and the Conversion Agent, if different).

SECTION 1302.    Exercise of Conversion Privilege.

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002, accompanied by written notice of conversion in the form provided on the Security (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date within such period) shall be accompanied by payment in cash, or by certified check or by official bank check in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Subject to the provisions of Section 308 relating to the payment of Defaulted Interest by the Company, the interest payment with respect to a Security called for redemption on a Redemption Date during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Security at the close of business on such Regular Record Date notwithstanding the conversion of such Security after such Regular Record Date and prior to such Interest Payment Date, and the Holder converting such Security need not include a payment of such interest payment amount upon surrender of such Security for conversion. Except as provided in the preceding sentence and subject to the final paragraph of Section 308, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1303.

In the case of any Security which is converted in part only, upon such conversion the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

SECTION 1303.    Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the daily Closing Price per share of Common Stock (consistent with Section 1304(8) below) at the close of business on the day of conversion.

SECTION 1304.    Adjustment of Conversion Price.

(1)
In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(2)
In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(3)
In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(4)
In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

(5)
In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to  which Section 1311 applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (1) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (6) of this Section has been made, exceeds 10% of the product of the current market price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section) of the Common Stock on such date for determination.

(6)
In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (5) of this Section has been made, exceeds 10% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (i) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section) on the date of the Expiration Time and (ii) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section) as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

(7)
The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1311 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such, combination becomes effective," as the case may be, and "the day. upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

(8)
For the purpose of any computation under paragraphs (2), (4), (5) and (6) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The "Closing Price" for each Trading Day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the OTC Bulletin Board or the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not listed or admitted to trading on the OTC Bulletin Board or any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

(9)
No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (9) shall be made to the nearest cent.

(10)
The Company may make such reductions in the Conversion Price, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for Federal income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall be final and conclusive.

SECTION 1305.    Notice of Adjustments of Conversion Price.

Whenever the Conversion Price is adjusted as herein provided:

(1)
The Company shall compute the adjusted conversion price in accordance with Section 1304 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002 and provided to the Trustee and the Conversion Agent, if different; and

(2)
a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

SECTION 1306.    Notice of Certain Corporate Action.

(1)	In case:

(a)	the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

(b)	the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(c)
of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)	of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002 (with copies to the Trustee and the Conversion Agent, if different), and shall cause to be mailed to all Holders of Securities at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

SECTION 1307.    Company to Reserve Common Stock.

The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities.

SECTION 1308.    Taxes on Conversions.

The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 1309.    Covenant as to Common Stock.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1308, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 1310.    Cancellation of Converted Securities.

All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 310.

SECTION 1311.    Provisions in Case of Consolidation, Merger or Sale of Assets.

In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1301, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by Persons other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

SECTION 1312.    Trustee’s Disclaimer.

Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Security to determine whether any facts exist which may require any adjudgment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, it being understood and agreed that the Company shall be solely responsible for the calculation of the Conversion Price at all times. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article Ten or this Article Thirteen.

ARTICLE FOURTEEN
Fundamental Changes and Repurchases Thereupon

SECTION 1401.    Repurchase at Option of Holders Upon a Fundamental Change.

(1)
 If a Fundamental Change occurs at any time prior to the Maturity of the Securities, then each Security Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof that is a multiple of $1,000, on a Business Day specified by the Company that is no later than the 35th calendar day after the date of the Fundamental Change Company Notice (as defined below), subject to extension to comply with applicable law (the “ Fundamental Change Repurchase Date ”), at a repurchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date (the “ Fundamental Change Repurchase Price ”); provided, however, that if Securities are repurchased pursuant to this Section 1401 between a regular Record Date and any Interest Payment Date, the interest, including Defaulted Interest, if any, payable in respect of such Interest Payment Date to which such Record Date relates, shall be payable to the Holders of record as of the corresponding Record Date.

(2)
Repurchases of Securities under this Section 1401 shall be made, at the option of a Holder of the Securities thereof, upon delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, of a duly completed notice (the “ Fundamental Change Repurchase Notice ”) in the form set forth on the reverse of the Securities or otherwise specifying:

(a)	the certificate numbers of Securities to be delivered for repurchase;

(b)	the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(c)	that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and the Indenture.

Delivery of the Securities to the Trustee (or other Paying Agent appointed by the Company) may occur at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor, provided  that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 1401 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform on its face to the description thereof in the related Fundamental Change Repurchase Notice.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Repurchase Notice contemplated by this Section 1401 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change

Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 1403 below.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(3)
On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of Aiken or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(a)	the events causing the Fundamental Change and the date of the Fundamental Change;

(b)	the last date on which a Holder may exercise the repurchase right;

(c)	the Fundamental Change Repurchase Price;

(d)	the Fundamental Change Repurchase Date;

(e)	the name and address of the Paying Agent and the Conversion Agent, if applicable;

(f)	if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(g)
if applicable, that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with Section 1403; and

(h)	the procedures that Holders must follow to require the Company to repurchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 1401.

(4)
There shall be no repurchase of any Securities pursuant to this Section 1401 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (i) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an

Event of Default (other than a default that is cured by the payment of the Fundamental Change Repurchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(5)	The Securities to be repurchased pursuant to this Section 1401 shall be paid for in cash.

SECTION 1402.    Effect of Fundamental Change Repurchase Price.

Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 1401(1), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 1401(1) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 1401(2).

SECTION 1403.    Withdrawal of Fundamental Change Repurchase Notice.

(1)
A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent and the Trustee in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)	the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(b)	the certificate numbers of the withdrawn Securities; and

(c)
the principal amount of such Securities that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

SECTION 1404.    Deposit of Fundamental Change Repurchase Price.

Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price, of all the Securities or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 1404. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the close of business on the Fundamental Change Repurchase Date, then immediately following the Fundamental Change Repurchase Date, (a) such Security will cease to be outstanding and interest will cease to accrue thereon and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, including Defaulted Interest, if any, upon delivery or transfer of such Security).

SECTION 1405.    Securities Repurchased in Whole or in Part.

Any Security that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the
Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

SECTION 1406.    Covenant to Comply With Securities Laws Upon Repurchase of Securities.

In connection with any offer to repurchase Securities under Section 1401 ( provided  that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 1401 to be exercised in the time and in the manner specified in Section 1401.

SECTION 1407.    Repayment to the Company.

To the fullest extent permitted by applicable law, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, including Defaulted Interest if any, or dividends if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price;  provided  that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1404 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

SECURITY FEDERAL CORPORATION

By /s/Timothy W. Simmons
Timothy W. Simmons
President and Chief Executive Officer

Attest:

/s/Beverly Nettles
Beverly Nettles
Assistant Secretary

WILMINGTON TRUST COMPANY

By /s/Michael G. Oller, Jr.

Attest:

/s/Joshua Jones